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                                                                   EXHIBIT 10.3


                        AMENDMENT TO EMPLOYMENT AGREEMENT

        This Amendment to Employment Agreement ("Amendment") is made as of April 29, 2002, by and between Tickets.com, Inc., a Delaware corporation (the "Company") and Mardan M. Afrasiabi ("Executive") and is made in connection with the following facts:

        WHEREAS: On November ___, 2000, the Company and Executive entered into an Employment Agreement (the "Agreement").

        WHEREAS: Article 4.5 of the Agreement ("Severance Benefits Upon Termination"), Subsection (b) provides, among other things, for certain benefits to be paid to Executive in the event that the Company terminates Executive's employment without Cause.

        WHEREAS: The Company and Executive now desire to amend Article 4.5, Subsection (b)1 of the Agreement to increase the period of salary continuation in the event Executive is terminated by the Company without Cause from six (6) months to twelve (12) months.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Executive hereby agree to amend the Agreement as follows:

        1. Defined Terms. All capitalized terms used in this Amendment, unless defined herein, shall bear the same meaning as defined in the Agreement.

        2. Amendment. Article 4.5, Subsection (b)1 is hereby amended to provide that in the event Executive's employment is terminated by the Company without Cause, then the Company shall provide Executive salary continuation in an amount equal to Executive's then Base Salary for a period of twelve (12) months, commencing on the Effective Date, said sum to be paid in equal installments at the times salary payments are usually made by the Company.

        3. No Further Amendment. All other terms and conditions of the Agreement shall remain unchanged.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                       COMPANY

                                       By: /s/ Ronald Bension
                                           -------------------------------------
                                               Ronald Bension
                                               Chief Executive Officer

                                       EXECUTIVE
                                       /s/ Mardan M. Afrasiabi
                                       -----------------------------------------
                                       Mardan M. Afrasiabi